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                                                                     Exhibit 4.8

                              CERTIFICATE OF TRUST

                                       OF

                                HERCULES TRUST IV


                  THIS Certificate of Trust of Hercules Trust IV (the "Trust"), dated as of September 14, 1998, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801, et seq.).

                  1. Name. The name of the business trust formed hereby is Hercules Trust IV.

                  2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801, Attention: Corporate Trust Administration.

                  3. Effective Date. This Certificate of Trust shall be effective upon filing.

                  IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                            CHASE MANHATTAN BANK DELAWARE, not in its individual capacity but solely as trustee of the Trust


                            By:   /s/ Denis Kelly
                                -------------------------------------
                                     Name:  Denis Kelly
                                     Title: Trust Officer


                            ISRAEL J. FLOYD, not in his individual capacity but solely as trustee of the Trust


                              /s/ Israel J. Floyd
                            -------------------------------------